UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

On May 13, 2009, Frontier Communications Corporation (the “Company”) issued a press release announcing that it has signed a definitive agreement with Verizon Communications Inc. under which the Company will acquire approximately 4.8 million access lines from Verizon.  A copy of the Company's press release issued on May 13, 2009 announcing the transaction is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On May 13, 2009, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.25 per share, payable on June 30, 2009 to holders of record of its common stock at the close of business on June 9, 2009. A copy of the Company's press release issued on May 13, 2009 announcing the declaration of the dividend is filed herewith as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibit           The following exhibits are filed as part of this report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release of Frontier Communications Corporation announcing Transaction, released May 13, 2009

99.2	Press Release of Frontier Communications Corporation announcing 2nd Quarter Dividend, released May 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION (Registrant)

By:	/s/ Robert J. Larson
Name:	Robert J. Larson
Title:	Senior Vice President and Chief Accounting Officer

Date: May 13, 2009

Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Frontier Communications Corporation announcing Transaction, released May 13, 2009

99.2	Press Release of Frontier Communications Corporation announcing 2nd Quarter Dividend, released May 13, 2009